Exhibit 9.2
EXECUTION VERSION
SHAREHOLDERS AGREEMENT
     This SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of March 19, 2004, is among Occum Acquisition Corp., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule 1 hereto and any future security holder of the Company that becomes a party to this Agreement (each, a “Shareholder” and collectively the “Shareholders”).
          The authorized share capital of the Company consists of 15,000,000 shares, par value U.S. $0.01 per share (collectively or any number thereof, the “Common Shares”). Each of the Shareholders has subscribed to purchase Common Shares and desires to promote the interests of the Company and the mutual interests of the Shareholders by establishing herein certain terms and conditions upon which the Common Shares (including Common Shares issued upon conversion, exchange or exercise of any portion, warrant or other security) will be held, including provisions restricting the transfer of Common Shares, providing certain registration rights and providing for certain other matters.
          In consideration of the mutual covenants and agreements hereinafter contained, the Company and the Shareholders hereby agree as follows:
          SECTION 1. Definitions. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Subscription Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth below:
          “Affiliate” shall mean, with respect to any specified Person, a Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person. Without limiting the generality of the foregoing, the term “Affiliate” shall include an investment fund managed by such Person or by a Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person.
          “Agreement” shall have the meaning given such term in the first paragraph of this Agreement.
          “Berkshire” shall mean Berkshire Hathaway Inc., a Delaware corporation, or any successor entity thereto.
          “Board” shall mean the Board of Directors of the Company.
          “Business Day” shall mean any day except a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law or executive order to close.

          “By-laws” shall mean the By-laws of the Company as in effect from time to time.
          “Closing Date” shall mean the dates for the closing of the sale of up to 11,000,000 Common Shares by the Company pursuant to the several Subscription Agreements.
          “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
          “Commission” shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.
          “Control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative to the foregoing.
          “day” shall mean a calendar day.
          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any U.S. federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement federal statute.
          “Founders” shall mean White Mountains and Berkshire. A “Founder” shall mean either one of them.
          “Initial Public Offering” shall mean the completion, whether by the Company or by any Shareholders, of an underwritten public offering of the Common Shares pursuant to a registration statement filed under the Securities Act resulting in aggregate net proceeds, together with any such underwritten public offering previously completed, of not less than U.S.$125 million, or (ii) the completion by the Company of a merger, acquisition or comparable business combination transaction in connection with which the Company has issued Common Shares pursuant to a registration statement filed under the Securities Act on Form S-4, which shares have any aggregate value, based on the average closing price of such shares during the five trading days after completion of such transaction, of not less than U.S.$125 million; and “initial public offering” shall mean the completion, whether by the Company or any Shareholders, of the initial public offering of the Common Shares pursuant to a registration statement filed under the Securities Act, regardless of the amount of net proceeds from such offering or the issuance of Common Shares in connection with a merger, acquisition or comparable business combination transaction pursuant to a registration statement on Form S-4 filed under the Securities Act.

          “NASD” shall mean the U.S. National Association of Securities Dealers, Inc. or any successor organization.
          “NASDAQ” shall mean The Nasdaq National Market or any successor quotation system.
          “Offering” shall mean the offering and sale of up to 11,000,000 Common Shares pursuant to the several Subscription Agreements.
          “Person” shall mean an individual, company, corporation, limited liability company, firm, partnership, trust, estate, unincorporated association or other entity.
          “Registrable Securities” shall mean (i) Common Shares (including any Common Shares issuable on exercise of the Warrants) issued on the Closing Date to the Shareholders, (ii) the Warrants and (iii) any securities of the Company issued successively in exchange for or in respect of any of the foregoing, whether as a result of any successive stock split or reclassification of, or stock dividend on, any of the foregoing or otherwise; provided, however, that (c) such securities shall cease to be Registrable Securities if and when (A) a registration statement with respect to the disposition of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (B) such securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Registrable Securities relating to restrictions on the transferability thereof under the Securities Act is removed by the Company, (C) such securities are eligible to be sold pursuant to paragraph (k) of Rule 144, (D) such securities have ceased to be outstanding or (E) as of any time, in the reasonable judgment of the Company, such securities would be eligible for sale pursuant to Rule 144 under the Act (without giving effect to the provisions of Rule 144 (k)) in the 90-day period following such time. Notwithstanding clauses (C) and (E) above, Common Shares shall continue to be deemed Registrable Securities until such time as the holder of such Common Shares could sell all of such holder’s Registrable Securities pursuant to clause (C) or (E) above.
          “Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with its obligations under Section 3, including all Commission, NASD and stock exchange or NASDAQ registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, fees and disbursements of any custodian, the fees and expenses incurred in connection with the listing of the securities to be registered in an initial public offering on each securities exchange or automated quotation system on which such securities are to be so listed and, following such initial public offering, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or automated quotation system on which such securities are listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit and “cold comfort” letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any “qualified independent underwriter” required by the NASD), the reasonable fees of one counsel retained in connection with each such registration by the holders of a majority of the Registrable Securities being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities other than the Company).
          “securities” shall have the meaning given to such term under the Securities Act.
          “Securities Act” shall mean the U.S. Securities Act of 1933 or any U.S. federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement federal statute.
          “Shareholder” shall have the meaning given to such term in the first paragraph of this Agreement.
          “Subscription Agreement” shall mean all and each of the Subscription Agreements, dated as of various dates on or before the date hereof, between the Company and each of the Investors (as defined therein) for the purchase and sale of Common Shares in the Offering.
          “Subsidiary” shall mean any corporation, limited liability company or other Person of which shares of stock or other ownership interests having a majority of the general voting power (without regard to the occurrence of any contingency) in electing the Board of Directors thereof or other Persons performing a similar function are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries and any partnership in which the Company or any Subsidiary is a general partner.
          “Transfer” shall mean to sell, assign or otherwise transfer an interest, in whole or in part, whether voluntarily or involuntarily or by operation of law or at a judicial sale or otherwise; provided, however, that Transfer shall not include the bona fide pledge of Common Shares or Warrants in connection with a loan by a financial institution or any transfer back to the pledgor by the pledgee of such Common Shares or Warrants following the termination of any such bona fide pledge.
          “U.S.” shall mean the United States of America and dependent territories or any part thereof.
          “Warrant Shares” shall mean any Common Shares issuable upon exercise of the Warrants.

          “Warrants” shall mean those Warrants to be issued to White Mountains and Berkshire pursuant to the Warrant Issuance Agreements (as defined in the Subscription Agreement).
          “White Mountains” shall mean White Mountains Re Group, Ltd., a company existing under the laws of Bermuda, or any successor entity thereto.
          SECTION 2. Transfer of Shares or Warrants. (a) General. No Shareholder shall Transfer any Common Shares other than
     (i) to one or more third parties after having complied with Section 2(b) hereof, if applicable,
     (ii) in connection with the exercise of its tag-along rights under Section 2(b) hereof,
     (iii) in connection with the Founders’ exercise of drag-along rights under Section 2(c) hereof or any other transaction with any Person approved by the Board and Shareholders in accordance with the Certificate of Incorporation and By-laws pursuant to which cash, shares or other securities of such Person are exchanged or substituted for all the Common Shares,
     (iv) in the case of any Shareholder that is an individual, to any one or more of such Shareholder’s spouse or lineal relatives, or to any custodian or trust for the benefit of any of the foregoing,
     (v) to any Affiliate of such Shareholder,
     (vi) in the case of any Shareholder that is a partnership, corporation or limited liability company, as a distribution to the partners, shareholders or members thereof,
     (vii) in connection with the exercise by such Shareholder of its registration rights under Section 3 hereof or
     (viii) following an initial public offering, pursuant to Rule 144 (or any successor provision) under the Securities Act.
          No Shareholder shall Transfer any Warrants, other than (i) to one or more third parties (including other Shareholders or the Company) after complying with Section 4 of the Warrants, (ii) in connection with any transaction with any Person approved by the Board and Shareholders in accordance with the Certificate of Incorporation and By-laws pursuant to which cash, shares or other securities of such Person are exchanged or substituted for all the Common Shares, (iii) to any Affiliate of such Shareholder or (iv) in connection with the exercise by such Shareholder of its registration rights under Section 3 hereof; provided, however, that a Transfer pursuant to clauses (i) or (iv) above may not be made until the earliest of (A) the third anniversary of the date of this Agreement, (B) such time as the Shareholders (other than the Founders)

who are party to this Agreement as of the date hereof own less than 50% of the Common Shares initially acquired pursuant to their respective Subscription Agreements or (C) the first anniversary of the initial closing of an Initial Public Offering; provided further, however, that at any time each of White Mountains and Berkshire (and any Affiliate of White Mountains or Berkshire to whom Warrants have been Transferred pursuant to clause (iii) above) may Transfer Warrants to each other.
          Notwithstanding any other provision of this Agreement, no Transfer may be made in violation of any provision or any requirement of the U.S. securities laws. Each Shareholder agrees that it will not seek to evade the restrictions on transfer set forth in this Section 2 by Transferring Common Shares or Warrants to an Affiliate and thereafter transferring beneficial ownership of the Affiliate, as part of a unified plan to avoid such restrictions. If any Shareholder wishes to Transfer any of its Common Shares or Warrants to another Person (a “Transferee”) other than any Transfer permitted (or, in the event that such provisions shall have terminated in accordance with Section 10 hereof, that would have been permitted) (A) by subsection (iii), (vii) or (viii) of the first sentence of this Section 2(a), (B) by subsection (vi) of the first sentence of this Section 2(a) if at the time of such Transfer such Shareholder would be permitted to transfer its Common Shares pursuant to (x) subsection (viii) of the first sentence of this Section 2(a) and (y) Rule 144(k) under the Securities Act or (C) by subsection (ii) or (iv) of the second sentence of this Section 2(a), such Shareholder shall, as a condition of such Transfer, require the Transferee to execute and deliver an agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by all of the provisions hereof. The preceding sentence shall survive an Initial Public Offering until the date that is 18 months following the initial closing of such Initial Public Offering.
          (b) Tag-Along Rights. (i) If, at any time, one or more Shareholders (the “Selling Shareholders”) propose to Transfer to any Person or group of Persons (the “Proposed Purchaser”) in any transaction or series of related transactions a number of Common Shares equal to (x) prior to an Initial Public Offering, 5% or more of the then outstanding Common Shares, and (y) following an Initial Public Offering, 10% or more of the then outstanding Common Shares, the Selling Shareholders shall afford each other Shareholder the opportunity to participate proportionately in such Transfer in accordance with this Section 2(b). At least 20 days prior to the date proposed for such sale, the Selling Shareholders shall give notice to the Company, which shall provide a copy to each other Shareholder with a notice of the proposed Transfer, stating such Selling Shareholders’ intent to make such sale, the number of Common Shares proposed to be transferred, the kind and amount of consideration to be paid for such Common Shares and the name of the Proposed Purchaser (the “Purchase Offer”). Each other Shareholder shall have the right to Transfer to the Proposed Purchaser a number of Common Shares equal to such Shareholder’s Allotment. Such Shareholder’s “Allotment” shall be equal to (A) the total number of Common Shares proposed to be Transferred by the Selling Shareholders multiplied by (B) a fraction, the numerator of which is the number of Common Shares then owned by such Shareholder and the denominator of which is the total number of Common Shares then outstanding (assuming, for purposes of all calculations of outstanding Common Shares in this clause (i), the exercise of all then outstanding Warrants).

          (ii) Each Shareholder shall have 10 days from the receipt of the Purchase Offer in which to accept such Purchase Offer by written notice to the Selling Shareholders. Contemporaneously with the sale by the Selling Shareholders, each other Shareholder so electing to participate shall, on the date of the closing, sell the Common Shares indicated in its written notice for the same consideration and on the same terms as those provided by the Proposed Purchaser to the Selling Shareholders as specified in the Purchase Offer.
          (iii) Notwithstanding the foregoing, this Section 2(b) shall not apply to any Transfer permitted (or, in the event that such provisions shall have terminated in accordance with Section 10 hereof, that would have been permitted) by subsections (iii) through (viii) of the first sentence of Section 2(a) hereof.
          (c) Drag-Along Rights. If, at any time, the Founders jointly propose to transfer all of the Common Shares owned by the Founders in a single transaction to a third party (the “Proposed Acquiror”) pursuant to a Qualified Sale (as defined below), and the Board of Directors of the Company has approved such Qualified Sale, the Founders may cause to be included in such Qualified Sale all, but not less than all, of the Common Shares held by each of the other Shareholders by providing to each such other Shareholder a notice (a “Qualified Sale Notice”) of the proposed Qualified Sale at least 20 days prior to the date proposed for such Qualified Sale, stating the identity of the Proposed Acquiror, the kind and amount of consideration proposed to be paid for the Common Shares to be purchased by the Proposed Acquiror and the other material terms of such Qualified Sale. For purposes of determining the number of Common Shares outstanding pursuant to the immediately preceding sentence, Common Shares issuable upon the exercise of Warrants, options or other rights to acquire Common Shares, or upon the conversion or exchange of any security outstanding as of the time of delivery of the Qualified Sale Notice, shall not be deemed to be outstanding.
          In the event the Founders so provide a Qualified Sale Notice with respect to a Qualified Sale, each other Shareholder shall (i) be obligated to transfer all of the Common Shares owned by such Shareholder to the Proposed Acquiror on the terms and conditions set forth in the Qualified Sale Notice and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shareholder’s Common Shares in favor of such Qualified Sale and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Founders or the Proposed Acquiror may reasonably require in order to carry out the terms and provisions of this Section 2(c); provided, however, that such instruments of conveyance and transfer and such purchase agreements, merger agreements, indemnity agreements, escrow agreements and related documents shall not include any representations or warranties of such Shareholder except such representations and warranties as are ordinarily given by a seller of securities with respect to such seller’s authority to sell, enforceability of agreements against such seller, such seller’s good title in such securities and the good title in such securities to be acquired at closing by the Proposed Acquiror, provided further, however, that any indemnity provision included in any such instrument, agreement or related document shall only indemnify the Proposed

Acquiror with respect to breaches of such representations and warranties by such Shareholder, without any obligation or liability for contribution.
          The term “Qualified Sale” means a sale by the Founders to a third party which is not an Affiliate of the Company or any Shareholder that meets all of the following requirements:
     (i) the Common Shares owned in the aggregate by the Founders (assuming for this purpose the exercise of all outstanding Warrants) to be sold in such sale equals or exceeds 25% of the total outstanding Common Shares (assuming for this purpose the exercise of all outstanding Warrants), (ii) the terms of such sale were negotiated between the Founders and such unaffiliated third party (or on their behalf by their respective agents or representatives) on a bona fide arm’s-length basis,
     (ii) the terms of such sale provide that the sale of Common Shares pursuant thereto by each Shareholder that is not a Founder shall be made for the same type and amount of consideration for each such Common Share sold as is to be received by each Founder for each Common Share sold (except with respect to Electing Shareholders as set forth below) and, subject to the provisos in the third sentence of this Section 2(c), in all other respects in a manner such that each term and condition applicable to such Shareholder is identical to, or no less favorable than, each corresponding term and condition applicable to either Founder; and
     (iii) either (A) the consideration to be received by each Shareholder pursuant to such Qualified Sale is solely cash or (B) effective provision is made such that at the closing of such Qualified Sale each Electing Shareholder (as defined below) will receive the Cash Equivalent (as defined below) of any consideration other than cash proposed to be paid pursuant to the terms of such Qualified Sale.
          An “Electing Shareholder” is a Shareholder (other than a Founder) that gives written notice, at least 10 days prior to the date proposed for a Qualified Sale, to the Selling Shareholders that provided the Qualified Sale Notice of such Shareholder’s election to receive the Cash Equivalent of any non-cash consideration proposed to be paid pursuant to the terms of such Qualified Sale.
          The term “Cash Equivalent” means an amount in cash equal to the fair market value (as determined by a qualified appraiser with experience in the appraising of properties and businesses in the relevant industry, to be selected by the mutual agreement of the interested parties) of non-cash consideration to be paid in a Qualified Sale; provided, however, that if no agreement can be reached, then any such interested party may apply to the American Arbitration Association for the appointment of an appraiser meeting the requirements of the preceding sentence, and any such appointment shall be binding upon the parties; provided further, however, that in the event that such non-cash consideration consists of publicly traded securities, then, in lieu of using an appraiser, the fair market value of such non-cash consideration shall equal the average closing price of the publicly traded security for the 10 Business Days ending on the trading day immediately preceding the closing of the Qualified Sale. Any such appraiser shall be required to report its appraisal in writing, within 60 days of its appointment, to each interested party.
          (d) Preemptive Rights. (A) Grant of Preemptive Rights. If the Company shall, prior to an Initial Public Offering, issue, sell or distribute to any Shareholder any equity securities of the Company, or any option, warrant, or right to acquire, or any security convertible into or exchangeable for, any equity securities of the Company (other than (i) pursuant to an underwritten offering pursuant to an effective registration statement under the Securities Act, (ii) pursuant to a dividend or distribution upon the Common Stock of stock or other equity securities of the Company, (iii) in connection with any scheme of arrangement, merger or consolidation by the Company or any Affiliate of the Company or the acquisition by the Company or any such Affiliate of the shares or substantially all the assets of any other Person or (iv) Warrant Shares) (any equity securities of the Company or options, warrants, rights to acquire or securities convertible into or exchangeable for equity securities of the Company, the issuance of which is not covered by clauses (i) through (iv) above, being “New Securities”), each Shareholder shall be entitled to participate in such issuance, sale or distribution for up to such number of New Securities (such number being such Shareholder’s “Preemptive Allotment”) as is equal to (x) the total number of New Securities proposed to be issued, sold or distributed by the Company multiplied by (y) a fraction, the numerator of which is the number of Common Shares owned by such Shareholder and the denominator of which is the total number of Common Shares outstanding (assuming, for purposes of all calculations of outstanding Common Shares in this clause (y), the exercise of all outstanding Warrants.)
     (B) Company Notice; Procedures for Exercise of Preemptive Rights. If the Company proposes to issue any New Securities, the Company shall, at least 20 days prior to consummating the issuance of the New Securities, give written notice (the “Company Notice”) to the Shareholders, stating the number of New Securities, the price per New Security, the terms of payment and all other terms and conditions on which the issuer proposes to make such issuance. In order for a Shareholder to exercise its preemptive rights under this Section 2(d), such Shareholder must give written notice to the Company within 10 days after the receipt of the Company Notice, stating the number of New Securities that such Shareholder desires to purchase (which number shall not be greater than such Shareholder’s Preemptive Allotment).
     (C) Re-Set of Preemptive Rights. If no option is exercised pursuant to this Section 2(d) for any of the New Securities within 10 days after receipt of the Company Notice (or if the option is exercised in the aggregate for less than all of the New Securities), the Company shall be free for a period of 180 days thereafter to sell the New Securities as to which such option has not been exercised to the proposed offerees at no less than the sale price set forth in the Company Notice and on terms and conditions that are no more favorable to the proposed offerees than those offered to the Shareholders. If, however, at the expiration of such 180-day period, such New Securities have not been issued in accordance with the terms set forth in the Company Notice, then any other issuance or proposed issuance thereof shall be subject to all of the provisions of this Agreement and such shares shall not be issued without the Company again offering its shares in the manner provided in this Section 2(d).
          SECTION 3. Registration Rights. The Shareholders shall have the right to have their Registrable Securities registered under the Securities Act and applicable U.S. state securities laws, and the Company shall then have the related obligations, in accordance with the following provisions.
          (a) Registration on Request. (i) At any time (x) after the third anniversary of the date of the Closing, upon the written request of Shareholders holding in the aggregate 40% of all Registrable Securities then held by Shareholders (assuming for this purpose exercise of all outstanding Warrants) or (y) after an initial public offering, upon the written request of Shareholders holding in the aggregate 10% of all Registrable Securities then held by Shareholders (assuming for this purpose the exercise of all outstanding Warrants) (such Shareholders being referred to as the “Requesting Holders”), the Requesting Holders may request that the Company either (i) effect the registration under the Securities Act for an underwritten public offering of all or part of the Registrable Securities held by them (the “Single Registration Option”), (ii) effect the registration of all or any of their Registrable Securities by filing a registration statement under the Securities Act (the “Shelf Registration Statement”) which provides for the sale by the Requesting Holders of their Registrable Securities from time to time in underwritten public offerings pursuant to Rule 415 under the Securities Act (the “Shelf Option”), or (iii) permit the sale of Registrable Securities that are already included in an effective Shelf Registration Statement pursuant to an underwritten public offering (the “Takedown Option”); provided, however, that the Requesting Holders may not elect the Shelf Option or the Takedown Option if the request thereunder is in connection with or would constitute an initial public offering.
          Upon receipt of such request, the Company will promptly give written notice to all other holders of Registrable Securities (the “Other Holders”) that a request for registration or for a takedown has been received. For a period of 10 days (or two Business Days in the case of a Takedown Option request) following receipt of such notice, the Other Holders may request that the Company also register their Registrable Securities (or include Registrable Securities in such takedown) and the Company may determine to include its authorized and unissued securities in such registration or takedown. The failure of any Other Holder to affirmatively indicate its intent to include its Registrable Securities in such registration or takedown shall be deemed a waiver of any right to so include such Registrable Securities in such registration statement or takedown. After the expiration of such 10-day period or two-Business Day period, as the case may be, the Company shall notify all holders of the number of Registrable Securities to be registered or included. Subject to the provisions of this Section 3, in the case of either the Single Registration Option or the Shelf Option, the Company shall use its reasonable best efforts to cause the prompt registration under the Securities Act of (A) the Registrable Securities that the Requesting Holders and the Other Holders have requested the Company to register, and (B) all other securities that the Company has determined to register, and in connection therewith will prepare and file a registration statement under the Securities Act to effect such registration. Such registration statement shall be on such appropriate registration form of the Commission as shall be selected by the Company, and such selection shall be reasonably acceptable to the holders of a majority of the aggregate Registrable Securities to be sold by the Requesting Holders. Subject to the provisions of this Section 3, in the case of a Takedown Option, the Company shall use its reasonable best efforts to cause all Registrable Securities so requested to be included in such underwritten public offering and shall prepare and file any prospectus supplement reasonably necessary to effectuate a takedown.
          Notwithstanding the foregoing, the Company will not be required to file a registration statement or proceed with a takedown in any of the following situations:
     (1) the Registrable Securities of Requesting Holders to be offered pursuant to such request do not have an aggregate offering price of at least U.S. $50 million in the case of an initial public offering or U.S. $25 million with respect to any subsequent offering (based on the then current market price or, in the case of an initial public offering, the aggregate offering price proposed to be set forth on the cover page of the registration statement);
     (2) during any period (not to exceed 60 days with respect to each request) when the Company has determined to proceed with a public offering and, in the judgment of the managing underwriter thereof, the requested filing would have an adverse effect on the public offering; provided that the Company is actively employing in good faith all reasonable efforts to cause such public offering to be consummated;
     (3) during any period (not to exceed 60 days with respect to each request) when the Company is in possession of material non-public information that the Board determines is in the best interest of the Company not to disclose publicly; or
     (4) to the extent required by the managing underwriter in an underwritten public offering, during a period, not to exceed 180 days in the case of the initial public offering or 90 days in the case of all other offerings, following the effectiveness of any previous registration statement filed by the Company.
          The right of the Company not to file a registration statement or proceed with a takedown pursuant to paragraphs (2) and (4) above may not be exercised more than once in any twelve-month period, and pursuant to paragraph (3) above may not be exercised more than twice in any twelve-month period.
          Requesting Holders holding a majority of the Registrable Securities requested to be registered or included in a takedown may, at any time prior to the effective date of the registration statement relating to such registration or the execution of an underwriting agreement relating to such takedown, revoke such request, without liability to any of the other Requesting Holders or the Other Holders, by providing a written notice to the Company revoking such request.
          (ii) Number of Registrations; Expenses. The Company shall not be obligated to effect more than one registration or takedown of Registrable Securities pursuant to requests from Requesting Holders under this Section 3(a) in the 180-day period immediately following the effective date of the last registration or takedown of Registrable Securities. The Company shall pay all Registration Expenses in connection with the first six registrations and all takedowns that the Requesting Holders request pursuant to this Section 3(a), including expenses in connection with any prospectus supplement reasonably necessary to effectuate a Takedown Option. The Requesting Holders and, if applicable, the Other Holders that requested that their Registrable Securities be registered and the Company shall pay all Registration Expenses in connection with later registrations pursuant to this Section 3(a) pro rata according to the number of Registrable Securities registered by each of them pursuant to such registration. However, in connection with all registrations and all takedowns, each Shareholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Shareholder’s Registrable Securities pursuant to this Section 3(a). If the first request hereunder is in connection with or would constitute an initial public offering, the Registrable Securities shall be offered pursuant to a firm commitment underwriting.
          (iii) Effective Registration Statement. If the Requesting Holders elect the Single Registration Option in connection with a registration requested pursuant to this Section 3(a), such registration shall not be deemed to have been effected unless the registration statement relating thereto (A) has become effective under the Securities Act and any of the Registrable Securities of the Shareholders included in such registration have actually been sold thereunder, and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Requesting Holders and, if applicable, the Company and the Other Holders included in such registration have actually been sold thereunder); provided, however, that if after any registration statement requested pursuant to this Section 3(a) becomes effective (A) such registration statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company and (B) less than 75% of all of the Registrable Securities included in such registration have been sold thereunder, then such registration statement shall not constitute a registration of Registrable Securities to be effected by the Company pursuant to Section 3(a)(ii) hereof and the Company shall pay all the Registration Expenses related thereto.
          (iv) Selection of Underwriters. If the Requesting Holders elect the Single Registration Option or the Takedown Option, Requesting Holders holding a majority of the Registrable Securities requested to be registered or included in such takedown shall have the right to select the lead managing underwriter for the offering; provided, however, that such selection shall be subject to approval by the Company, which approval shall not be unreasonably withheld or delayed; and provided further, that the Company shall have the right to appoint a co-manager in all cases subject to the approval of Requesting Holders holding a majority of the Registrable Securities requested to be registered or included in such takedown, which approval shall not be unreasonably withheld.
          (v) Pro Rata Participation in Requested Registrations or Takedowns. If in connection with a requested registration or takedown pursuant to this Section 3(a), the lead managing underwriter advises the Company, the Requesting Holders and the Other Holders in writing that, in its view, the number of equity securities requested to be included in such registration or takedown exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the number of Registrable Securities requested to be registered by the Requesting Holders and the Other Holders included by the Company in such registration shall be allocated pro rata (subject to adjustments for tax considerations as provided in Subsection (C) below) among the Requesting Holders and the Other Holders on the basis of the relative number of Registrable Securities then held by them; provided, however, that:
     (A) if the Company intends to issue Registrable Securities and to include them in such registration or takedown, the Company’s allocation shall first be subject to reduction before the number of Registrable Securities to be registered by the Requesting Holders and the Other Holders is subject to any reduction; and
     (B) Requesting Shareholders and Other Holders who become subject to a reduction pursuant to this Section 3(a)(v) in the amount of Registrable Securities to be included in a registration or takedown may elect not to sell any Registrable Securities pursuant to the registration or takedown.
          (vi) With respect to any Shelf Registration Statement that has been declared effective and which includes Registrable Securities, the Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and usable for the resale of the applicable Registrable Securities for a period ending on the first date on which all the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement, but in no event longer than two years. The foregoing notwithstanding, the Company shall have the right in its reasonable discretion, based on any valid business purpose (including to avoid the disclosure of any material non-public information that the Company is not otherwise obligated to disclose or to coordinate such distribution with other shareholders that have registration rights with respect to any securities of the Company or with other distributions of the Company (whether for the account of the Company or otherwise)), to suspend the use of the applicable Shelf Registration Statement for a reasonable length of time (a “Delay Period”) and from time to time; provided, however, that the aggregate number of days in all Delay Periods occurring in any period of twelve consecutive months shall not exceed 90 days; and provided further, however, that the two-year limit referred to above shall be extended by the number of days in any applicable Delay Period. The Company shall provide written notice to each holder of Registrable Securities covered by the Shelf Registration Statement of the beginning and the end of each Delay Period and such holders shall cease all disposition efforts with respect to

Registrable Securities held by them immediately upon receipt of notice of the beginning of any Delay Period.
          (b) Incidental Registration. (i) If the Company at any time proposes to register or sell any Common Shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, Common Shares (the “Priority Securities”) under the Securities Act (other than a registration (A) relating to shares issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company, (B) in connection with any scheme of arrangement, merger or consolidation by the Company or any Affiliate of the Company or the acquisition by the Company or any such Affiliate of the shares or substantially all the assets of any other Person, or (C) pursuant to Section 3(a) hereof) in a manner that would permit registration of Registrable Securities for sale, or the sale in a takedown, to the public under the Securities Act (whether or not for sale for its own account)), including in an initial public offering, it shall each such time, subject to the provisions of Section 3(b)(ii) hereof, give prompt written notice to all holders of record of Registrable Securities of its intention to do so and of such Shareholders’ rights under this Section 3(b), at least 10 days (or two Business Days, in the case of a takedown from an effective shelf registration statement) prior to the anticipated filing date of the registration statement relating to such registration or the offering date in the case of a takedown. Such notice shall offer all such Shareholders the opportunity to include in such registration statement or in such takedown such number of Registrable Securities as each such Shareholder may request.
          Upon the written request of any such Shareholder made within seven days (or two Business Days in the case of a takedown) after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Shareholders thereof or to include requested Registrable Securities in a takedown; provided, however, that (A) all holders of Registrable Securities requesting to be included in the Company’s registration or takedown must sell their Registrable Securities to the underwriters selected by the Company on substantially the same terms and conditions as apply to the Company (other than provisions relating to the indemnification of underwriters or Shareholders), and (B) if, at any time after giving written notice pursuant to this Section 3(b)(i) of its intention to register any Priority Securities or to proceed with a takedown and prior to the effective date of the registration statement filed in connection with such registration or prior to the execution of an underwriting agreement in connection with a takedown, the Company shall determine for any reason not to register or sell such Priority Securities, the Company shall give written notice to all holders of Registrable Securities and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration or to include requested Registrable Securities in a takedown (without prejudice, however, to rights of Shareholders under Section 3(a) hereof). The failure of any holder of Registrable Securities to affirmatively indicate its intent to include its Registrable Securities in such registration or takedown shall be deemed a waiver of any right to so include such Registrable Securities in such registration or takedown. Any holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such Registrable Securities in connection with such registration.
          No registration or takedown effected under this Section 3(b) shall relieve the Company of its obligations to effect a registration or takedown upon request under Section 3(a) hereof. The Company shall pay all Registration Expenses in connection with each registration or takedown of Registrable Securities requested pursuant to this Section 3(b). However, each Shareholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Shareholder’s Registrable Securities pursuant to a registration statement or takedown effected pursuant to this Section 3(b).
          (ii) Priority in Incidental Registrations. If in connection with a registration or a takedown pursuant to this Section 3(b) the managing underwriter advises the Company in writing that, in its good faith view, the number of equity securities (including all Registrable Securities) that the Company and the Shareholders intend to include in such registration or takedown exceeds the largest number of securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, the Company will include in such registration or takedown (A) first, all the Priority Securities to be sold for the Company’s own account; and (B) second, to the extent that the number of Priority Securities is less than the number of Registrable Securities that the underwriter has advised the Company can be sold in such offering without having the adverse effect referred to above, Registrable Securities requested to be included in such registration or takedown by the Shareholders pursuant to Section 3(b)(i) hereof, pro rata among all Shareholders requesting registration on the basis of the relative number of Registrable Securities then held by them. Shareholders subject to such allocation may elect not to sell any Registrable Securities pursuant to the registration statement or takedown.
          (iii) If the Company at any time proposes to effect a public offering in a jurisdiction other than the United States of any Common Shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, Common Shares (other than a public offering (A) relating to shares issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company, or (B) in connection with any merger, reorganization or consolidation by the Company or Affiliate of the Company or the acquisition by the Company or an Affiliate of the Company of the shares or substantially all the assets of any other Person), the Company and the Shareholders will have the rights and be subject to the obligations agreed in this Section 3(b) to the extent and where applicable.
          (c) Holdback Agreements. (i) Each Shareholder agrees, for the benefit of the underwriters referred to below, not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144 (or any successor provision) under the Securities Act, of any Registrable Securities, other than to an Affiliate or by gift or pro rata distribution to its shareholders, partners or other beneficial holders (in each case, which agree to be bound by the remaining provisions hereof), and not to effect any such sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company, during the 10 days prior to (or, in the case of a takedown, from the time on such day as such Shareholder receives notice of such takedown), and during a period, not to exceed 180 days in the case of the initial public offering or 90 days in the case of all other offerings, after the later of (i) the effective date of any registration statement filed pursuant to Section 3(a) or (b) hereof in connection with an underwritten offering and (ii) the execution of an underwriting agreement in connection with an underwritten offering, without the consent of the managing underwriter of such offering, except as part of such registration, if permitted; provided, however, that each holder of Registrable Securities shall have received written notice of such registration from either the Company or the managing underwriter at least two Business Days prior to the anticipated beginning of the 10-day period referred to above. Each Shareholder agrees that it will enter into any agreement reasonably requested by the underwriters of any such underwritten offering to confirm its agreement set forth in the preceding sentence.
          (ii) The Company agrees (A) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger, reorganization or consolidation by the Company or any Affiliate of the Company or the acquisition by the Company or an Affiliate of the Company of the shares or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the 10 days prior to, and during a period, not to exceed 180 days in the case of the initial public offering or 90 days in the case of all other offerings, which begins on the later of (i) the effective date of such registration statement and (ii) the execution of an underwriting agreement in connection with an underwritten offering, without the consent of the managing underwriters of such offering, and (B) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the period and in the manner referred to in the foregoing clause (A), including any private placement and any sale pursuant to Rule 144 under the Securities Act (or any successor provision), except as part of such registration, if permitted.
          (d) Registration Procedures. In connection with any offering of Registrable Securities registered pursuant to this Section 3, the Company shall:
     (i) Promptly prepare and file a registration statement with the Commission within 45 days after receipt of a request for registration pursuant to a Single Registration Option or a Shelf Option, and use its reasonable best efforts to cause such registration statement to become, as soon as practicable, and remain, effective as provided herein; provided, however, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the holders of a majority of the Registrable Securities requested to be registered copies of all such documents proposed to be filed for such counsel’s review and comment (and the Company shall not file any such document to which such counsel shall have reasonably objected in writing on the grounds that such document does not comply (explaining why) in all material respects with the requirements of the Securities Act or the rules or regulations thereunder).
     (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days in the case of a Single Registration Option, or two years in the case of a Shelf Option, or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the periods referred to in Section 4(3) and Rule 174 of the Securities Act or any successor provision, if applicable), and to prepare and file prospectus supplements to effect sales pursuant to takedowns and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; provided, however, that the 180-day period referred to above shall be extended by the number of days such registration statement may be subject to a stop order or otherwise suspended.
     (iii) Furnish to each holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as any Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.
     (iv) Unless the exemption from state regulation of securities offerings under Section 18 of the Securities Act applies, use its commercially reasonable efforts to register or qualify such Registrable Securities under such other state securities or “blue sky” laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (iv), (B) subject itself or any of its Subsidiaries to taxation or regulation (insurance or otherwise) of its or their respective businesses in any such jurisdiction other than the United States, or (C) consent to general service of process in any such jurisdiction.
     (v) Use its commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and its Subsidiaries to enable the holder or holders thereof to consummate the disposition of such

Registrable Securities in accordance with the intended method or methods of distribution thereof.
     (vi) Promptly notify each holder of such Registrable Securities, the sale or placement agent, if any, thereof and the managing underwriter or underwriters, if any, thereof (A) when such registration statement or any prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the Blue Sky or securities commissioner or regulator of any state with respect thereto or any material request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (vii) Use its commercially reasonable efforts to obtain as soon as possible the lifting of any stop order that might be issued suspending the effectiveness of such registration statement.
     (viii) Promptly notify each holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event that comes to the Company’s attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will promptly prepare and furnish to such Shareholder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (ix) Use its commercially reasonable efforts (A) to cause all such Registrable Securities to be listed on a national securities exchange in the United States or on NASDAQ and, if applicable, on each securities exchange on which similar securities issued by the Company may then be listed, and enter into such customary related agreements including a listing application and indemnification agreement in customary form, and (B) to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.
     (x) Enter into such customary agreements (including an underwriting agreement or qualified independent underwriting agreement, in each case, in customary form) and take all such other actions as the holders of a majority of the Registrable Securities requested to be registered or included in a takedown or the underwriters retained by such Shareholders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements and preparing for, and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition, and to use its commercially reasonable efforts to assist the underwriters in complying with the rules of the NASD (if applicable).
     (xi) Make available for inspection, during the normal business hours of the Company, by any holder of Registrable Securities requested to be registered or included in a takedown, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate and business documents and documents relating to the properties of the Company and its Subsidiaries (collectively, “Records”), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent auditors, and those of the Company’s Subsidiaries, to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement or takedown; provided, that each such Inspector hereby agrees to keep in confidence the contents and existence of any Records that may contain non-public information with respect to the Company or any of its Subsidiaries, except (but only to the extent) as required by applicable law to disclose such non-public information.
     (xii) Obtain a “cold comfort” letter addressed to the underwriters and the holders of the Registrable Securities being sold from the Company’s appointed auditors in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the underwriters and the holders of a majority in interest of the Registrable Securities being sold reasonably request, and dated the later of the effective date of such registration statement and the date of the execution of the underwriting agreement (and also dated the date of the closing under the underwriting agreement relating thereto).
     (xiii) Obtain an opinion of counsel to the Company addressed to the underwriters and the holders of the Registrable Securities being sold in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, or as the holders of a majority in interest of the Registrable Securities being sold may reasonably request, addressed to such holders and the placement or sales agent, if any, thereof and the underwriters, if any, thereof, and dated the later of the effective date of such registration statement and the date of the execution of the underwriting agreement

(or also dated the date of the closing under the underwriting agreement relating thereto).
     (xiv) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to the Shareholders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first mil calendar quarter after the effective date of the registration statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act) which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
          It shall be a condition precedent to the obligation of the Company to take any action with respect to any Registrable Securities that the holder thereof shall furnish to the Company such information regarding such holder, the Registrable Securities and any other Company securities held by such holder as the Company shall reasonably request and as shall be required in connection with the action taken by the Company. The Company agrees not to include in any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, any reference to any holder of any Registrable Securities covered thereby by name, or otherwise identify such holder as the holder of Registrable Securities, without the consent of such holder, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law or regulation.
          Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(viii) or the commencement of a Delay Period described in Section 2(a)(vi) hereof, such Shareholder will forthwith discontinue disposition of Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d)(viii) hereof or the end of the Delay Period, as the case may be, and, if so directed by the Company such Shareholder will deliver to the Company (at the Company’s expense) all copies (including any and all drafts), other than permanent file copies, then in such Shareholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3(d)(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(d)(viii) hereof to and including the date when each holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(d)(viii) hereof. Each Holder of Registrable Securities shall be entitled to reimbursement from the Company for any out-of-pocket losses actually incurred as a result of such holder’s inability to make delivery of sold securities due to the Company’s failure to notify the holder of any event described in Section 3(d)(viii) hereof or of a Delay Period described in Section 2(a)(vi) hereof.
          (e) Indemnification, (i) Indemnification by the Company. In consideration of the agreements of the holders of the Registrable Securities contained herein and in the several Subscription Agreements, and as an inducement to such holders to enter into the Subscription Agreement, the Company shall agree that in the event of any registration under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless, to the full extent permitted by law, each of the holders of any Registrable Securities covered by such registration statement, their respective directors and officers, members, general partners, limited partners, managing directors, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with any such Shareholder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling Persons, members, partners and managing directors of any of the foregoing) against any and all losses, claims, damages or liabilities, joint or several, and expenses including any amounts paid in any settlement effected with the Company’s consent, which consent will not be unreasonably withheld, to which such Shareholder, any such director or officer, member, or general or limited partner or managing director or any such underwriter or controlling Person may become subject under the Securities Act, U.S. state securities “blue sky” laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein or any amendment or supplement thereto, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of any U.S. federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration. The Company shall reimburse each such Shareholder and each such director, officer, member, general partner, limited partner, managing director or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company or its representatives by such Shareholder, in its capacity as a Shareholder in the Company, or any such director, officer, member, general or limited partner, managing director, underwriter or controlling Person expressly for use in the preparation thereof; provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other Person (other than a holder of Registrable Securities covered by the registration statement), if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section 3(e)(i) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person (other than a holder of Registrable

Securities covered by the Registration Statement) results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, had corrected any such misstatement or omission, except that the indemnification obligation of the Company with respect to any Person who participates as an underwriter in the offering or sale of Registrable Securities, or any other Person (other than a holder of Registrable Securities covered by the registration statement), if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this proviso shall be modified in such manner, which shall be reasonably acceptable to the Company and a majority of the holders of Registrable Securities participating in any such registration, as is consistent with customary practice with respect to underwriting agreements for offerings of such type. The indemnity provided for herein, when it becomes a commitment of the Company, shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder or any such director, officer, member, general partner, limited partner, managing director, underwriter or controlling Person and shall survive the transfer of such securities by such Shareholder.
          (ii) Indemnification by the Shareholders and Underwriters. The Company will require, as a condition to including any Registrable Securities in any registration statement filed in accordance with the provisions hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the holders of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (i) above) the Company and its directors, officers, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Shareholder, in its capacity as a Shareholder in the Company, or such underwriter, as applicable, expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the holders of Registrable Securities, underwriters or any of their respective directors, officers, members, general or limited partners, managing directors or controlling Persons and shall survive the transfer of such securities by such Shareholder; provided, however, that no such Shareholder shall be liable in the aggregate for any amounts exceeding the amount of the proceeds to be received by such holder from the sale of its Registrable Securities pursuant to such registration (after deducting any fees, discounts and commissions applicable thereto), as reduced by any damages or other amounts that such holder was otherwise required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (iii) Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3(e), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 3(e), except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.
          (iv) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 3(e) is for any reason unavailable, or insufficient to hold harmless an indemnified party in respect of any loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expense, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material feet or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3(e)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3(e)(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) or expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3(e)(iv), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders’ and any underwriter’s obligations in this Section 3(e)(iv) to contribute shall be several in proportion to the number of Registrable Securities sold or underwritten, as the case may be, by them and not joint. For purposes of this Section 3(e), each Person, if any, who controls a Shareholder or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Shareholder or underwriter, and each director of the Company, each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.
          (f) Underwriting Agreement. Holders of Registrable Securities requested to be registered pursuant to this Section 3 shall be parties to the underwriting agreement with the underwriters for such offering in connection with such offering and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement or other agreement in connection with such offering shall require any such holder of Registrable Securities to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder’s

Registrable Securities and such holder’s intended method of distribution or any other representations required by applicable law and agreements regarding indemnification and contribution to the effect, but only to the extent, provided in Section 3(e) hereof.
          (g) Rule 144 and Rule 144A. At all times after a public offering of any Common Shares, the Company agrees that it will file in a timely manner all reports required to be filed by it pursuant to the Exchange Act, and, if at any time thereafter, the Company is not required to file such reports, it will make available to the public, to the extent required to permit the sale of Common Shares by any holder of Registrable Securities pursuant to Rule 144 and Rule 144A under the Securities Act, current information about itself and its activities as contemplated by Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.
          SECTION 4. Restrictive Legends. (a) Each certificate representing Common Shares (including any Warrant Shares) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“Any sale, assignment, transfer, pledge or other disposition of the shares represented by this certificate is restricted by, and the rights attaching to these shares are subject to, the terms and conditions contained in the Shareholders Agreement dated as of [     ], 2004, as they may be amended from time to time, which are available for examination by registered holders of shares at the registered office of the Company. The registered holder of the shares represented by this certificate, by acquiring and holding such shares, shall to the extent required under the Shareholders Agreement be deemed a party to such Shareholders Agreement for all purposes and shall be required to agree in writing to be bound by and perform all of the terms and provisions of such Shareholders Agreement, all as more fully provided therein. In addition, any transferee of the shares represented by this certificate shall to the extent required under the Shareholders Agreement be deemed to be a party to such Shareholders Agreement for all purposes and shall be required by the transferring shareholder to agree in writing to acquire and hold such shares subject to all of the terms of such Agreement, all as more fully provided therein, which terms are to be enforced by the shareholders of the Company.
The shares represented by this certificate have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”), or any U.S. state securities laws and may not be transferred, sold or otherwise disposed of unless (i) a registration statement is in effect under the Securities Act with respect to such shares, or (ii) a written opinion of counsel reasonably acceptable to the Company is provided to the Company to the effect that no such registration is required for such transfer, sale or disposal.”

          (b) Following termination of Section 2(a) hereof, the Company shall, promptly upon request and surrender of the legended certificate, deliver a replacement certificate not containing the first paragraph of the legend above in exchange for the legended certificate. In the event that Common Shares are disposed of pursuant to an effective registration statement or, following an initial public offering, Rule 144 (or any successor provision) under the Securities Act or if the Company shall have received an opinion of counsel reasonably acceptable to the Company (or a copy of a “no action” or interpretive letter from the Commission) to the effect that such shares are eligible to be sold pursuant to paragraph (k) of Rule 144, the Company shall promptly upon request deliver a replacement certificate not containing either paragraph of the legend above in exchange for the legended certificate.
          SECTION 5. Competition, (a) Each Shareholder agrees that each Shareholder and its officers, directors, employees, agents and Affiliates (other than Persons that are also the officers of the Company or any of its Subsidiaries) may, alone or in combination with any other Person, engage in activities or businesses, make investments in and acquisitions of any Person, and enter into partnerships and joint ventures with any Person, whether or not competitive now or in the future with the businesses or activities of the Company or any Subsidiary of the Company, and neither the Company nor any Shareholder shall have the right to disclosure of any information in regard thereto, to participate therein, or to derive any profits therefrom.
          (b) Each Shareholder and the Company agree that none of the Shareholders or any of their respective officers, directors, employees, agents or Affiliates (other than Persons that are also officers of the Company or any of its Subsidiaries) shall have the obligation to refer to the Company or its Subsidiaries any business opportunities presented or developed by any of them.
          SECTION 6. Restrictions on Other Agreements. Neither the Company nor any Shareholder shall enter into or agree to be bound by any voting trust, voting agreement or any shareholder agreement or arrangements of any kind, written or otherwise, with any person with respect to the Common Shares on terms inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Shareholders or holders of Common Shares that are not parties to this Agreement).
          SECTION 7. Financial Statements and Other Information. (a) The Company shall furnish or shall cause to be furnished to each Shareholder the following information at the following times:
     (i) with respect to each fiscal quarter of the Company, no later than 45 days after the end of such quarter, a consolidated summary balance sheet, income statement and cash flow statement as of the end of and for such quarter and the comparable quarter of the preceding fiscal year together with a letter from management of the Company summarizing the financial condition, results of operations and business of the Company and its subsidiaries as of the end of and for such quarter;

     (ii) accompanying the financial information to be delivered pursuant to clause (a)(i) above, a certificate, executed by the principal financial officer of the Company, stating that such information was prepared in accordance with U.S. generally accepted accounting principles consistently applied, with such exceptions as are set forth in detail in such certificate; and
     (iii) with respect to each full fiscal year of the Company, no later than 90 days after the end of such year, a consolidated balance sheet, income statement and cash flow statement as of the end of and for such year prepared in accordance with U.S. generally accepted accounting principles consistently applied and accompanied by a signed audit report by a nationally recognized accounting firm, together with a letter from management of the Company summarizing the financial condition, results of operations and business of the Company and its subsidiaries as of the end of and for such year.
          (b) The Company shall, and shall cause its Subsidiaries to, (1) permit each Shareholder during normal business hours to visit and inspect any of its properties and those of its Subsidiaries, including books and records (and, prior to an initial public offering only, make copies thereof), (2) make appropriate officers and directors of the Company and its Subsidiaries available periodically for consultation with such Shareholder with respect to matters relating to the respective business and affairs of the Company and its Subsidiaries, including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important licenses, trademarks or concessions, and the proposed commencement or compromise of significant litigation and (3) consider the recommendations of such Shareholder in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company and its Subsidiaries.
          (c) Notwithstanding any other provision of this Agreement the Company may, as a condition to the rights of any Shareholder under this Section 7, require such Shareholder to execute and deliver a confidentiality agreement in commercially reasonable form covering all non-public information conveyed to such Shareholder.
          SECTION 8. Board of Directors; Committees. (a) On and after the Closing Date and prior to an initial public offering, each Shareholder shall take all action necessary, including the voting of the Common Shares held by such Shareholder, to cause the Board of Directors of the Company to consist at all times of seven directors, and to vote in favor of three individuals designated by White Mountains to be members of such Board of Directors. Following an initial public offering, the number of individuals designated by White Mountains for whom the Shareholders shall be obligated to vote as members of the Board of Directors of the Company shall be reduced to two, so long as White Mountains owns, directly or indirectly, Common Shares, including Common Shares issuable upon exercise of outstanding Warrants (whether or not currently exercisable), at least 20% of the outstanding Common Shares (assuming for this purpose the exercise of all outstanding Warrants), and such number shall be further reduced to one if White Mountains’ ownership (as calculated in the preceding clause) is less than 20% but at least equal to 10%. If such ownership falls below 10%, no Shareholder shall have any further obligations under this Section 8(a). White Mountains hereby designates David Foy, John Gillespie and John J. Byrne as its designees for the Board of Directors of the Company, which designation shall continue until such time as White Mountains shall otherwise designate in writing to the other parties hereto.
          (b) On and after the Closing Date, and prior to an initial public offering, each Shareholder shall take all action necessary, including the voting of Common Shares held by such Shareholder, to cause one or more individuals designated by White Mountains to be appointed by the Board of Directors as Chairman of the Board, and to be appointed chairman of any audit committee, finance committee or compensation committee of the Board. White Mountains hereby designates David Foy as its designee to be Chairman of the Board, David Foy to be chairman of the audit committee, John Gillespie to be chairman of the finance committee and David Foy to be chairman of the compensation committee, which designations shall continue until such time as White Mountains shall otherwise designate in writing to the other parties hereto.
          (c) Notwithstanding anything to the contrary contained in this Section 8, this Section 8 shall be subject to applicable law and any applicable regulations of governmental entities and self-regulatory organizations.
          SECTION 9. Further Action. Each Shareholder shall, for so long as such Shareholder owns any Common Shares or Warrants, (i) take any and all action (on a timely basis) necessary to carry out the intentions of the Shareholders set forth in this Agreement, including voting (or causing the voting of), all Common Shares held by such Shareholder in favor of any necessary amendment to the Certificate of Incorporation or the By-laws of the Company and (ii) refrain from taking any wilful action knowingly inconsistent with this Agreement including, without limitation, voting (or causing the voting of) any Common Shares held by such Shareholder in a manner inconsistent with this Agreement.
          SECTION 10. Term. This Agreement shall terminate upon the first to occur of
          (a) an Initial Public Offering,
          (b) the consent of the Company and all Shareholders who are parties to this Agreement that the Agreement be terminated,
          (c) any transaction with any Person pursuant to which shares or other securities of such Person are exchanged or substituted for all the Common Shares, provided that the shares or securities of such Person issued to the Shareholders are registered under the Securities Act and applicable U.S. state securities laws and listed on a U.S. national securities exchange or on NASDAQ; provided, however, that the Shareholders receive freely tradable shares or securities, other than any limits on transfer arising from any Shareholder’s status as an affiliate (as such term is used in the Securities Act and the rules thereunder), of such Person or the Company; and provided further, however, that all Shareholders that are subject to such limits on transfer described in the preceding proviso receive registration rights entitling such Shareholders to request registration of the shares or securities received,
          (d) the liquidation or dissolution of the Company or
          (e) the tenth anniversary of the date of this Agreement; provided, however, that
          (i) in the case of termination pursuant to clauses (a) or (b),
     (A) the provisions of Section 3 (other than the proviso in Section 3(d)(xi) and Section 3(e)) shall survive until the earlier of (x) the occurrence of an event described in clause (d) above and (y) the tenth anniversary of the termination of this Agreement, in each case to the extent that the rights under such provisions have not theretofore been exercised;
     (B) the last two sentences of Section 2(a) shall survive any Initial Public Offering as set forth therein;
     (C) the second sentence of Section 2(a) and the entirety of Section 2(b) shall survive until the first anniversary of the initial closing of the Initial Public Offering, and
(ii) in any case the proviso in Section 3(d)(xi) and the provisions of Sections 3(e), 5.8(a), 9.10, 1l(b) and 12 through 22 shall survive the termination of this Agreement indefinitely.
          SECTION 11. Additional Matters.
          (a) No Inconsistent Agreements. The Company shall not grant registration rights other than those granted under this Agreement, with respect to the Common Shares or any other securities of the Company, which are more favorable than the registration rights contained in this Agreement without the prior written consent of Shareholders holding at least two-thirds of the outstanding Common Shares then held by all of the Shareholders who are parties to this Agreement (assuming for this purpose the exercise of all outstanding Warrants). Without limiting the generality of the foregoing, in no event shall the holders of such other registration rights have priority over Shareholders with respect to the inclusion of their securities in any registration or takedown (it being understood that such other registration rights may be pari passu with the registration rights granted under this Agreement with respect to registrations or takedowns).
          (b) VCI Status. To the extent that any Shareholder is subject to such regulations, the Company shall reasonably cooperate with such Shareholder to provide to such Shareholder such rights of consultation as may be required pursuant to regulations, advisory opinions or announcements issued after the date of this Agreement by the United States Department of Labor or by a court of competent jurisdiction in order for such Shareholder’s investment in the Company to continue to qualify as a “Venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i). Notwithstanding anything to the contrary in this Agreement, Section 7(b) hereof shall survive any Initial Public Offering with respect to any Shareholder who is a party to this Agreement as of the date hereof as long as such Shareholder holds any Common Shares purchased under its Subscription Agreement, if and only to the extent that such Shareholder establishes, to the reasonable satisfaction of the Company, that such survival is necessary in order for such Shareholder’s investment in the Company to qualify as a “Venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i).
          SECTION 12. Amendments. Neither this Agreement nor any provision hereof may be amended except by an instrument in writing signed by the Company and Shareholders holding at least two-thirds (or such higher percentage as may be required by any provision which is the subject of a proposed amendment) of the outstanding Common Shares then held by all of the Shareholders who are parties to this Agreement (assuming for this purpose the exercise of all outstanding Warrants). Any amendment approved in the foregoing manner will be effective as to all Shareholders. For the avoidance of doubt, the addition or deletion of any Person as a party hereto in accordance with the terms hereof shall not constitute an amendment hereof.
          SECTION 13. Waiver and Consent. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
          SECTION 14. Recapitalization, Exchanges, etc. Except as expressly provided otherwise herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to shares or other securities in the Company or any other Person that may be issued in respect of, in exchange for, or in substitution of the Common Shares or the Warrants.
          SECTION 15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed, unless otherwise specified herein, to have been duly given if sent by hand, mail, courier service, cable, telex, facsimile or other mode of representing words in a legible and non-transitory form (a) if to the Shareholders, at their respective addresses in the Register of Shareholders of the Company or at such other address as any of the Shareholders may have furnished to the Company in writing, and (b) if to the Company, at 370 Church Street, Guilford, Connecticut 06437, Attention: Reid Campbell, Treasurer, Telephone: 203-458-2380, Facsimile: 203-458-0754, or such other address as the Company may have furnished to the Shareholders in writing.
     All such communications shall be deemed to have been given, delivered or received when so received, if sent by hand, cable, telex, facsimile or similar mode, on the next Business Day after sending if sent by Federal Express or other similar overnight delivery service, on the fifth Business Day after mailing if sent by mail and otherwise on the actual day of receipt.
     SECTION 16. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each of the parties hereto agrees that the other parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled, subject to applicable law, to compel specific performance of this Agreement.
     SECTION 17. Entire Agreement. This Agreement (including any schedules, annexes or other attachments hereto) and all Subscription Agreements and any other agreements delivered at the Closing with respect to the subject matter hereof constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.
     SECTION 18. Severability. To the fullest extent permitted by applicable law, any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.
     SECTION 19. Binding Effect; Benefit. Except for Section 3(c)(i) hereof, which shall be enforceable by the underwriters referred to therein, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     SECTION 20. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and permitted assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable by any Shareholder except in connection with a Transfer of Common Shares or Warrants permitted hereunder, in which case, subject to the next sentence, the rights and obligations hereunder shall be transferred pro rata. No such assignment shall be effective unless the assignee shall execute and deliver an agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement (or the surviving provisions hereof).

     SECTION 21. Interpretation. The Table of Contents and the Headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement. All references herein to Sections, subsections, clauses and Schedules shall be deemed references to such parts of this Agreement, unless the context otherwise requires. All pronouns and any variations thereof refer to the masculine, feminine or neuter, as the case may require. The definitions of terms in this Agreement shall be applicable to both the singular and plural forms of the terms defined where either such form is used in this Agreement. Whenever the words “include”, “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein”, “hereof, and “hereunder”, and other words of similar import, refer to this Agreement as a whole and not to any particular Section, Subsection, or clause.
     SECTION 22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
     SECTION 23. Applicable Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the laws of New York. Each party hereto agrees that any suit, action or other proceeding arising out of this Agreement may be brought and litigated in the appropriate Federal and state courts of the State of New York and each party hereto hereby irrevocably consents to personal jurisdiction and venue in any such court and hereby waives any claim it may have that such court is an inconvenient forum for the purposes of any such suit, action or other proceeding. The Shareholders and the Company each hereby irrevocably designates and appoints CT Corporation with offices on the date hereof at 111 Eighth Avenue, New York, NY 10011, and its successors, as its agent to receive, accept or acknowledge for or on behalf of it, service of any and all legal process, summonses, notices and documents that may be served in any such suit, action or proceeding in any such court. Each Shareholder acknowledges that CT Corporation will transmit services of any and all legal process, summonses, notices and documents that may be served in any such suit, action or proceeding in any such court to such Shareholder’s address as shown in the stock transfer books of the Company from time to time. Each Shareholder further irrevocably consents to the service of any and all legal process, summonses, notices and documents by the mailing of copies thereof by registered or certified air mail, postage prepaid, to such party at the address of such party as shown in the stock transfer books of the Company from time to time.

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,

by	/s/ Kernan V. Oberting
Name: Kernan V. Oberting
Title: President

Wellington Management Company, LLP as investment adviser on behalf of the client accounts listed on Schedule A

By	/s/ Julie A. Jenkins

Name: Julie A. Jenkins
Title: Vice President and Counsel

April 8, 2004
[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,
by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

LEMMING CAPITAL PARTNERS
By	/s/ Vincent J. Dowling Jr.
	Name:	Vincent J. Dowling Jr.
	Title:	Managing Member

[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,
by	/s/ Kernan V. Oberting
Name: Kernan V. Oberting
Title: President

By	/s/ Jeffrey P. Hughes
	Name:	Jeffrey P. Hughes
Title:

[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,
by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

By	/s/
Name:
Title:

[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,
by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
Title: President

By	/s/ William Spiegel
	Name:	William Spiegel
Title:

[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,
by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

By	/s/ Gene Lee
	Name:	Gene Lee
Title:

[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,
by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

By	/s/ Alath Dalal
	Name:	Alath Dalal
Title:

[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,
by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

CHOU ASSOCIATES MANAGEMENT INC.
By	/s/ Francis Chou
	Name:	Francis Chou
	Title:	President

[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,
by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

By	/s/ Roger K. Taylor
	Name:	Roger K. Taylor
Title:

[Signature Page to Shareholders Agreement]

33
     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,

by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

By	/s/ Randall H. Talbot
	Name:	Randall H. Talbot
Title:

[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,

by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

By	/s/ Terry L. Baxter
	Name:	Terry L. Baxter
Title:

[Signature Page to Shareholders Agreement]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,

by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

By	/s/ Roger F. Harbin
	Name:	Roger F. Harbin
Title:

[Signature Page to Shareholders Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first above written.

OCCUM ACQUISITION CORP.,

by	/s/ Kernan V. Oberting
	Name:	Kernan V. Oberting
	Title:	President

By	/s/ Robert E Snyder
	Name:	Robert E Snyder
	Title:	Trustee R E SNYDER & CO, Profit Sharing Plan

[Signature Page to Shareholders Agreement]